SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 2, 2003

The Bank Holdings

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-105445	90-0071778
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

9900 Double R Boulevard, Reno, Nevada 89521
(Address of Principal Executive Offices)

(775) 853-8600
(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events

(a)

The Registrant completed the bank holding reorganization involving Nevada Security Bank, Reno, Nevada on August 29, 2003.  Nevada Security Bank is now a wholly-owned subsidiary of the Registrant.  Nevada Security Bank serves its customers from its Reno head office, Incline Village branch office and a loan production office, operating under the name Silverado Funding, in Rancho Cordova, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Bank Holdings

Date: September 2, 2003	By:	/s/ Hal Giomi
Hal Giomi
Chairman & Chief Executive Officer